UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2009 (December 1, 2009)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 3, 2009, the Company announced that its Corporate Vice President, Controller, Olwen B. Cape, intends to retire from the Company in April 2010.

The press release announcing Ms. Cape’s planned retirement from the Company is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(c) On December 3, 2009, the Company announced the appointment of D. Andrew Edwards as Corporate Vice President, Finance of the Company effective December 14, 2009. Mr. Edwards is expected to succeed the current Corporate Vice President, Controller, Olwen B. Cape, upon her retirement, at which time he will assume the title of Corporate Vice President, Controller & Chief Accounting Officer of the Company. Mr. Edwards, age 50, has served since 2003 as the Chief Financial Officer of Tredegar Corporation, a global manufacturer of plastic films and aluminum extrusions. He served in a variety of accounting, finance and treasury positions with Tredegar from 1992 until 2003.

As compensation for his services, Mr. Edwards will received the following: (1) $250,000 annualized salary and a $50,000 signing bonus; (2) eligibility to participate in the Company’s annual incentive programs effective January 1, 2010; (3) an initial award of 1000 shares of restricted stock with a three-year vesting period (pursuant to the Company’s standard grant agreement for such award); and (4) eligibility to participate in annual equity awards and certain other benefit programs.

The press release announcing Mr. Edwards’ appointment as Vice President, Finance is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release Announcing Planned Retirement of Controller and Appointment of Successor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: December 3, 2009	By:	/S/ GRACE R. DEN HARTOG
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release Announcing Planned Retirement of Controller and Appointment of Successor